                                                                   EXHIBIT 23.01


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-19009) and related Prospectus of Quintiles Transnational Corp. (the "Company") for the registration of $126,075,000 of its 4.25% Convertible Subordinated Notes Due May 31, 2000 and 1,523,565 shares of its Common Stock and to the incorporation by reference therein of (i) our report dated January 29, 1997 with respect to the consolidated financial statements of the Company as of December 31, 1996 and 1995 and for the three years in the period ended December 31, 1996 included in the Company's Current Report on Form 8-K, dated February 7, 1997, (ii) our report dated January 30, 1996, with respect to the consolidated financial statements of the Company incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1995, (iii) our report dated April 11, 1996 with respect to the financial statements of Lewin-VHI, a subsidiary of Value Health, Inc., for the year ended December 31, 1995 incorporated by reference from the Company's Current Report on Form 8-K, dated April 16, 1996 and (iv) our report dated August 2, 1996 with respect to the consolidated financial statements of BRI International, Inc. for the six month period ended May 31, 1996 incorporated by reference from Amendment No. 1 to the Company's Registration Statement on Form S-4 (No. 333-12573) dated October 15, 1996 filed with the Securities and Exchange Commission.




                                           /s/ Ernst & Young LLP


Raleigh, North Carolina
February 17, 1997